Exhibit 32.1
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Quarterly Report of Holley Inc. (the "Company") on Form 10-Q for the period ended June 28, 2026, as filed with the Securities and Exchange Commission (the "Report"), I, Matthew Stevenson, President and Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Matthew Stevenson
Matthew Stevenson
President and Chief Executive Officer

August 5, 2026
A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.